UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2012

Blackbaud, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina		29492
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 9, 2012, Blackbaud, Inc. entered into an Amended and Restated Credit Agreement (the “Credit Facility”) with the lenders referred to therein (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and an Issuing Lender, SunTrust Bank, as Syndication Agent, and Bank of America, N.A. and Regions Bank, as Co-Documentation Agents, with J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners. The Credit Facility amends and restates the Credit Agreement, dated June 17, 2011 (the “Existing Credit Agreement”), by and among Blackbaud, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint book managers. Blackbaud did not request any loans under the Credit Facility at closing. In connection with the Credit Facility, the existing Guaranty Agreement dated June 17, 2011, by and between Blackbaud, LLC and Wells Fargo Bank, National Association, as administrative agent under the Existing Credit Agreement, was terminated.

The Credit Facility is a $325,000,000 facility that matures on February 9, 2017, subject to early termination by Blackbaud or the Administrative Agent, on behalf of the Lenders. The Credit Facility includes a dollar tranche revolving credit facility and designated currency tranche revolving credit facility (collectively with the dollar tranche revolving credit facility, the “Revolving Credit Facility”), with sublimits for letter of credit facilities and a swingline facility, and a delayed draw term loan facility. The delayed draw term loan facility is available, subject to the satisfaction of certain terms and conditions, from the closing date through and including September 30, 2012, and no more than three (3) requests for delayed draw term loans can be made by Blackbaud. Under the terms of the Credit Facility, Blackbaud is entitled on one or more occasions, subject to the satisfaction of certain conditions, to request an increase in the commitments under the Revolving Credit Facility and/or request additional incremental term loans in the aggregate principal amount of up to $150,000,000 to the extent that existing or new lenders agree to provide such additional commitments and/or additional incremental term loans.

The obligations of Blackbaud under the Credit Facility are secured by the stock and limited liability company interests of certain subsidiaries of Blackbaud and the proceeds therefrom pledged pursuant to an Amended and Restated Pledge Agreement dated as of February 9, 2012, by Blackbaud in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the ratable benefit of itself and the Lenders (the “Pledge Agreement”). Amounts outstanding under the Credit Facility will be guaranteed by any material domestic subsidiaries of Blackbaud. No subsidiaries of Blackbaud guaranteed the obligations under the Credit Facility at closing. Blackbaud also may make up to five (5) requests to add a subsidiary to the Credit Facility and other loan documents as an additional borrower.

Dollar tranche revolving credit loans and delayed draw term loans under the Credit Facility bear interest at a rate per annum equal to, at Blackbaud’s option, (a) a base rate equal to the highest of (i) the prime rate, (ii) the Federal Funds Rate plus  1/2 of 1% and (iii) the sum of the LIBOR Rate for a one (1) month interest period plus 1% (the “Base Rate”), plus an applicable margin as specified in the Credit Facility, or (b) the LIBOR Rate plus the applicable margin.

Swingline loans bear interest at a rate per annum equal to the Base Rate plus the applicable margin or such other rate agreed to between the Swingline Lender and Blackbaud. Designated currency tranche revolving credit loans bear interest at a rate per annum equal to the LIBOR Rate plus the applicable margin.

The Credit Facility contains various representations, warranties and affirmative, negative and financial covenants customary for financings of this type. The affirmative covenants include requirements for Blackbaud and its subsidiaries to maintain their corporate existence; maintain their property and insurance; pay and perform their obligations; comply with laws and maintain government approvals; use reasonable efforts to consummate the transactions contemplated by the Agreement and Plan of Merger, dated January 16, 2012, by and among Blackbaud, Caribou Acquisition Corporation and Convio, Inc. and the tender offer of Blackbaud and Caribou Acquisition Corporation to purchase all of the outstanding common capital stock of Convio, Inc., as further described in the Offer to Purchase filed with the Securities and Exchange Commission by Blackbaud and Caribou Acquisition Corporation on Schedule TO (as amended from time to time); as well as other requirements. The negative covenants include limitations on indebtedness; liens; loans, advances, investments and acquisitions; mergers and liquidations; sales of assets; dividends and distributions; exchanges and issuances of capital stock; transactions with affiliates; accounting changes and changes to organizational documents; amendments, payments and prepayments of subordinated indebtedness; changes in the nature of the business conducted by Blackbaud and its subsidiaries; and other matters. Financial covenants include a leverage test, an interest coverage test and certain limitations on capital expenditures.

The Credit Facility also has customary defaults, including the nonpayment of principal of any loan or amounts drawn under letters of credit; nonpayment of interest on any loan, interest on amounts drawn under letters of credit, or any other obligation including fees, and such default continues for 3 business days; material misrepresentations; failure of Blackbaud or any of its subsidiaries to observe any term, covenant, condition or agreement contained in any of the loan documents, with certain defaults having a thirty (30) day cure period after written notice thereof has been provided; cross-defaults on other indebtedness greater than $15,000,000; a change in control; bankruptcy or insolvency; judgments or orders for the payment of money that exceed $15,000,000 and continue without having been discharged, vacated, stayed or bonded pending appeal for thirty (30) days after entry thereof; and other matters. Upon an event of default under the Credit Facility, with the consent of the Lenders holding in the aggregate more than 50% of the sum of all commitments and the aggregate outstanding delayed draw term loans and incremental term loans, if any (the “Required Lenders”), the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, terminate the commitments of the Lenders, and all amounts outstanding, including all accrued interest and unpaid fees, will become immediately due and payable. Upon a bankruptcy event of default under the Credit Facility, the commitments of the Lenders automatically terminate and all amounts outstanding, including all accrued interest and unpaid fees, will automatically become due and payable.

JPMorgan Chase Bank, N.A., the Lenders and other agents under the Credit Facility and their respective affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, cash management services, interest rate swaps and other advisory services to Blackbaud. These parties have received, and may in the future receive, customary compensation from Blackbaud for such services.

The descriptions of the Credit Facility and the Pledge Agreement provided above are qualified in their entirety by reference to the full and complete terms contained in the Credit Facility and Pledge Agreement which are filed as Exhibits 10.53 and 10.54 to this report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described in Item 1.01 above, on February 9, 2012, Blackbaud entered into an Amended and Restated Credit Agreement (the “Credit Agreement”). The Credit Agreement is attached hereto as Exhibit 10.53. The description of the Credit Agreement in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.53	Amended and Restated Credit Agreement, dated as of February 9, 2012, by and among Blackbaud, Inc., as Borrower, the lenders referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and an Issuing Lender, SunTrust Bank, as Syndication Agent, and Bank of America, N.A. and Regions Bank, as Co-Documentation Agents, with J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners.

10.54	Amended and Restated Pledge Agreement, dated as of February 9, 2012, by Blackbaud in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the ratable benefit of itself and the lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: February 15, 2012	/s/ Anthony W. Boor
Anthony W. Boor,
Senior Vice President and Chief Financial Officer

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